As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-176084
Registration No. 333-209684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-176084

POST-EFFECTIVE AMENDMENT No. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-209684
UNDER
THE SECURITIES ACT OF 1933

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-2668272 (I.R.S. Employer Identification No.)

1166 Avenue of the Americas New York, New York 10036-2774 (212) 345-5000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

 2020 INCENTIVE AND STOCK AWARD PLAN

(Full Title of the Plan)

Katherine J. Brennan

 Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

 New York, New York 10036-2774

(Name and Address of Agent for Service)

(212) 345-5000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 21, 2020 (the “Effective Date”), the stockholders of Marsh & McLennan Companies, Inc. (the “Company” or the “Registrant”) approved the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (the “2020 Plan”). The total number of shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), that may be issued pursuant to the 2020 Plan includes, in addition to 20,000,000 new shares of Common Stock (registered concurrently on a new Registration Statement on Form S-8), any shares subject to outstanding awards under the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (the “Prior Plan”) that, on or after the Effective Date, are forfeited, cancelled, exchanged or surrendered without the issuance of shares of Common Stock (the “Prior Plan Shares”). Outstanding awards granted under the Prior Plan will continue to be governed by the terms of the Prior Plan, but no new awards will be granted under the Prior Plan.

Immediately prior to the Effective Date, up to 15,643,561.497 shares of Common Stock were subject to outstanding awards under the Prior Plan. In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 1 to Registration Statement No. 333-176084 and Post-Effective Amendment No. 1 to Registration Statement No. 333-209684 (the “Post-Effective Amendment”) is hereby filed to cover the issuance of the Prior Plan Shares pursuant to the 2020 Plan. No additional securities are being registered by this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed are incorporated herein by reference:

(a)  The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 20, 2020 (File No. 001-05998).

(b) The Company’s current reports on Form 8-K filed after the fiscal year ended December 31, 2019.

(c) The Company’s Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Katherine J. Brennan, Deputy General Counsel, Corporate Secretary & Chief Compliance Officer of the Company will pass upon the validity of the offered securities. Ms. Brennan is eligible to participate in the 2020 Plan and was eligible to participate in the Prior Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as employees and other individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.01 of the Company’s amended and restated bylaws provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s restated certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Company. Such policies of insurance also provide coverage to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 18, 2008).*
4.2	Amended and Restated Bylaws of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 12, 2017).*
5.1	Opinion of Luciana Fato, Esq. as to the legality of the securities being registered with respect to the 2011 Plan (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8, filed August 5, 2011, Registration No. 333-176084).*
5.2	Opinion of Carey Roberts, Esq. as to the legality of the securities being registered with respect to the 2011 Plan (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8, filed February 24, 2016, Registration No. 333-20964).*
5.3	Opinion of Katherine J. Brennan.
23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
23.2	Consent of Counsel (included in Exhibit 5.1, 5.2 and 5.3).
24	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 filed August 5, 2011, Registration No. 333-176084).*
99.2	Amendment to the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018).*
99.3	Section 409A Amendment Regarding Payments Conditioned Upon Employment-Related Action to Any and All Plans or Arrangements Entered into by the Marsh & McLennan Companies, Inc., or any of its Direct or Indirect Subsidiaries, that Provide for the Payment of Section 409A Nonqualified Deferred Compensation, effective December 21, 2012 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).*
99.4	Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (incorporated by reference from Exhibit C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2020).*

*Incorporated herein by reference

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)   To include any material information with respect to the plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 31, 2020.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Daniel S. Glaser
Name: Daniel S. Glaser
Title: Director, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of the Marsh & McLennan Companies, Inc. hereby appoint each of Katherine J. Brennan and Connor Kuratek as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on July 31, 2020.

Signature	Title

/s/ Daniel S. Glaser	Director, President and Chief Executive Officer (Principal Executive Officer)
Daniel S. Glaser

/s/ Mark C. McGivney	Chief Financial Officer (Principal Financial Officer)
Mark C. McGivney

/s/ Stacy M. Mills	Vice President and Controller (Principal Accounting Officer)
Stacy M. Mills

/s/ Anthony K. Anderson	Director
Anthony K. Anderson

/s/ Oscar Fanjul	Director
Oscar Fanjul

/s/ H. Edward Hanway	Director
H. Edward Hanway

/s/ Deborah C. Hopkins	Director
Deborah C. Hopkins

/s/ Tamara Ingram	Director
Tamara Ingram

/s/ Jane H. Lute	Director
Jane H. Lute

/s/ Steven A. Mills	Director
Steven A. Mills

/s/ Bruce P. Nolop	Director
Bruce P. Nolop

/s/ Marc D. Oken	Director
Marc D. Oken

/s/ Morton O. Schapiro	Director
Morton O. Schapiro

/s/ Lloyd M. Yates	Director
Lloyd M. Yates

/s/ R. David Yost	Director
R. David Yost